UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 30, 2020

Allegiance Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

TEXAS	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040

(Address of Principal Executive Offices) (Zip Code)

(281) 894-3200

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act.  ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective January 30, 2020, the Board of Directors (the “Board”) of Allegiance Bancshares, Inc. (the “Company”) approved the Allegiance Bancshares, Inc. Change in Control Severance Plan (the “Plan”). The purpose of the Plan is to retain qualified employees, maintain a stable work environment and provide economic security to eligible employees in the event of certain terminations of employment in connection with a change in control. Employees of the Company and its subsidiaries who are selected by the Compensation Committee of the Board (the “Committee”) are eligible to participate in the Plan. The Plan will be administered by the Committee.

The Plan generally provides that if an involuntary termination of an eligible employee’s employment (other than for death, disability or “cause” (as defined in the Plan)) or a resignation by the eligible employee for “good reason” (as defined in the Plan) occurs during the “effective period,” which commences three months prior to the consummation of a change in control and ends 18 months following such change in control, the eligible employee will be entitled to (a) a payment equal to the eligible employee’s “severance multiplier” (assigned to each eligible employee by the Committee) times the sum of (i) the eligible employee’s annual base salary and (ii) the eligible employee’s target bonus, (b) a payment equal to a pro-rata portion of the eligible employee’s target bonus for the year in which the termination occurs, and (c) a payment equal to 18 times the Company’s monthly contribution to the cost of medical, dental and vision coverage for the eligible employee and his or her dependents. The eligible employee will also be entitled to outplacement services not to exceed $25,000.

Any severance benefits payable under the Plan will be reduced by any severance benefits to which the eligible employee would otherwise be entitled under any general severance policy or severance plan maintained by the Company or its subsidiaries. The Plan also contains a 12-month non-solicitation covenant applicable to an eligible employee who receives benefits under the Plan.

If the payments or benefits to be paid to an eligible employee under the Plan or any other arrangement would trigger the excise tax imposed on “excess parachute payments,” the eligible employee’s payments and benefits will be reduced to the maximum amount that does not trigger the excise tax unless the eligible employee would be better off (on an after-tax basis) if the eligible employee received all payments and benefits and paid all excise and income taxes.

The Board may, at any time, amend or terminate the Plan in whole or in part, except that during the effective period, the Plan may not be terminated and may not be amended (other than as necessary to comply with applicable law) if such amendment would be adverse to the interests of any eligible employee without the consent of the affected eligible employee.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)           Exhibits.The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Change in Control Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: February 4, 2020	By:	/s/ Shanna Kuzdzal
Shanna Kuzdzal
EVP, General Counsel and Secretary